Exhibit 4(l)

           APRIL 1997 AMENDMENT TO LOAN AND WARRANT PURCHASE AGREEMENT
                                AND TO TERM NOTE

         THIS APRIL 1997 AMENDMENT TO LOAN AND WARRANT PURCHASE AGREEMENT AND TO TERM NOTE (this "Amendment") is made effective as of April 25, 1997, by and between SANDBOX ENTERTAINMENT CORPORATION, a Delaware corporation ("Sandbox"), which was formerly TRACER DESIGN, INC., an Arizona corporation (the
"Predecessor"),  and   ___________________________________,   whose  address  is
_____________________________ ("Purchaser").

                                    RECITALS

         A. Pursuant to that certain Loan and Warrant Purchase Agreement dated as of October 25, 1995 (the "Loan and Warrant Purchase Agreement"), the Predecessor borrowed $__________ from Purchaser in consideration of the Predecessor issuing to Purchaser a warrant (the "Initial Warrant") to purchase ________ shares of the Class A Common Stock, $.001 par value of the Predecessor (the "Initial Warrant Shares") at an exercise price of $_______ per share (after giving effect to certain subsequent stock splits and anti-dilutive adjustments, the Initial Warrant is currently a warrant to purchase _____________ shares of the Common Stock, $.001 par value of Sandbox (the "Common Stock") at an exercise price of $.80 per share), on the terms and subject to the conditions set forth in the Loan and Warrant Purchase Agreement.

         B. In connection with the Loan and Warrant Purchase Agreement, the Predecessor also gave Purchaser a Term Note dated as of October 25, 1995 in the principal amount of $________ (the "Term Note"). Pursuant to its terms, the Term
Note is due and payable in full on October 25, 1996.

         C. Pursuant to that certain Amendment to Loan and Warrant Purchase Agreement and to Term Note dated as of October 25, 1996 (the "Amendment to Loan and Warrant Purchase Agreement and to Term Note"), Sandbox and Purchaser amended the Term Note to, among other things, extend the maturity date an additional six
(6) months and lower the interest rate for the extension period. Purchaser agreed to such amendments to the Term Note in consideration of Sandbox issuing to Purchaser a new warrant to purchase __________ shares of Common Stock (the "October 1996 Warrant Shares") at an exercise price of $.80 per share.

         D. Sandbox wishes again to amend the Term Note to, among other things, extend the maturity date an additional six (6) months. Purchaser has agreed to such amendments to the Term Note in consideration of Sandbox issuing to Purchaser a new warrant to purchase _______ shares of Common Stock (the "April 1997 Warrant Shares") at an exercise price of $.80 per share, pursuant to a warrant in the form attached hereto as Exhibit A (the "April 1997 Warrant") on the terms and subject to the conditions of this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, Sandbox and Purchaser agree as follows:

         1. Incorporation by Reference. The terms and conditions of the Loan and Warrant Purchase Agreement, the Term Note, and the Amendment to Loan and Warrant Purchase Agreement and to Term Note and the Recitals above are incorporated by reference. Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Loan and Warrant Purchase Agreement.

         2. Issuance, Sale and Delivery of New Warrant. At the New Closing (defined in Section 3 hereto) Sandbox agrees to issue and deliver to Purchaser and Purchaser agrees to receive from Sandbox the April 1997 Warrant in consideration of Purchaser agreeing to the amendments contained herein.

         3. Closing. The issuance and delivery of the April 1997 Warrant shall take place at the offices of Sandbox as soon as possible on such date and at such time as is mutually agreed upon by the parties (such transaction being the "New Closing" and such date and time being the "New Closing Date"). At the New Closing Sandbox shall issue and deliver to Purchaser the April 1997 Warrant registered in the name of Purchaser and the Term Note shall be deemed amended as of April 25, 1997, as set forth herein.

         4. Representations and Warranties of Sandbox. Sandbox makes the same representations and warranties with respect to the issuance of the April 1997 Warrant and the April 1997 Warrant Shares as of the New Closing Date that were made by the Predecessor in Section 3 of the Loan and Warrant Purchase Agreement with respect to the Initial Warrant and the Initial Warrant Shares, with the following amendments:

                  (a) Organization and Standing; Charter and Bylaws. Sandbox is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware.

                  (b) Capitalization. As of April 17, 1997, the authorized capital stock of Sandbox consists of: 2,000,000 shares of Series A Preferred Stock, $.001 par value, of which 1,968,750 shares were issued and outstanding; 10,000,000 shares of Common Stock, $.001 par value, of which 3,136,429 shares are issued and outstanding. Sandbox is in the process of negotiating a bridge financing that might close before or after April 25, 1997 pursuant to which it anticipates issuing additional shares of Series A Preferred Stock, shares of a new series of Preferred Stock and/or shares of Common Stock (the "Bridge Financing"). Sandbox is also in the process of negotiating an equipment lease that might close before or after April 25, 1997 with Third Coast Capital, L.L.C., pursuant to which Sandbox might issue warrant(s) for the purchase of shares of Series A Preferred Stock and/or shares of Common Stock (the "Equipment Financing"). To facilitate the Bridge Financing and the Equipment

         Financing, Sandbox will need to amend its Certificate of Incorporation before or after April 25, 1997 to increase the total number of authorized shares of Series A Preferred and/or Common Stock and to possibly create a new class of Preferred Stock.

                  Prior to the New Closing and with the exception of the Bridge Financing and the Equipment Financing, Sandbox will have no equity securities issued or outstanding except those disclosed on Exhibit B attached hereto, which contains a list of all holders of capital stock of Sandbox and their respective share holdings. Except as disclosed on Exhibit B hereto and as contemplated by this Amendment, the Bridge Financing and the Equipment Financing, there are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which Sandbox is or may become obligated to issue any shares of its capital stock or other securities of Sandbox. Except for certain rights of first offer under that certain Investor Rights Agreement dated as of February 13, 1996 ("Investor Rights Agreement") between the Predecessor and certain investors, which have been waived, and in that certain Amended and Restated Stockholders' Agreement dated as of July 13, 1995 (the "Stockholders' Agreement") by and among the Predecessor and the Stockholders party thereto, a copy of which is attached as Exhibit III to the Note and Warrant Purchase Agreement, there are, and immediately upon consummation at the New Closing of the transactions contemplated hereby there will be, no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of Sandbox pursuant to any provision of law, the Certificate of Incorporation or Bylaws of Sandbox, or any agreement to which Sandbox is a party, or otherwise.

         5. Authorization to Close. Sandbox's obligation to issue the April 1997 Warrant is conditioned upon its receipt of a consent and waiver from the Investors that are parties to the Investors Rights Agreement in form and substance acceptable to such Investors and Sandbox.

         6. Representations and Warranties of Purchaser. Purchaser makes the same representations and warranties with respect to the issuance of the April 1997 Warrant and the April 1997 Warrant Shares that were made by Purchaser in
Section 4 of the Loan and Warrant Purchase Agreement with respect to the Initial Warrant and Initial Warrant Shares. These representations include, without limitation, Purchaser's promise not to transfer the April 1997 Warrant or any interest therein without the prior written consent of Sandbox, and Purchaser's acknowledgment that in connection with the exercise of the April 1997 Warrant, any holder will be required as a condition to such exercise to become bound by and obligated under the Stockholders' Agreement for so long as it shall be in effect.

         7. Amendments to Term Note. At the New Closing, the Term Note shall be amended as of April 25, 1997 as follows:

                  (a) Extension of Maturity Date. The Term Note is no longer due and payable upon demand by Purchaser (the "Holder" as that term is defined under the

         Term Note); however, Sandbox will pay Purchaser all accrued interest through April 25, 1997 at the New Closing. The date upon which the entire indebtedness (principal and interest) evidenced by the Term Note shall be due and payable in full is extended from April 25, 1997 until October 25, 1997.

                  (b) Interest Rate. The interest rate for principal amounts under the Term Note shall be Ten Percent (10%) beginning as of October 25, 1996.

         8. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended or modified, and no provisions may be waived, without the written agreement of Sandbox and Purchaser.

         9. Counterparts. This Amendment may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which shall constitute one instrument.

         IN WITNESS WHEREOF, Sandbox and the Purchaser have executed this Agreement as of the day and year first above written.


                                    SANDBOX:

                                    SANDBOX ENTERTAINMENT CORPORATION


                                    By: ___________________________________
                                        Chad Little
                                        Its President


                                   PURCHASER:

                                   _____________________________________

                                    EXHIBIT A

                           FORM OF APRIL 1997 WARRANT

                                    EXHIBIT B

                        SANDBOX ENTERTAINMENT CORPORATION

                             Capitalization Schedule
                                 April 17, 1997

                          I. AUTHORIZED CAPITALIZATION

Total Common Stock, $.001 par value:                                  10,000,000
Total Series A Convertible Preferred Stock, $.001 par value:           2,000,000
                                                                      ----------

Total                                                                 12,000,000

                                 II. OUTSTANDING

                             A. Common Stockholders
                             ----------------------

         Name                                                            Shares
         ----                                                            ------

         Chad M. Little(1)                                             1,025,000
         James A. Layne(1)                                               737,500
         Lonnie A. Whittington(1)                                        737,500
         Glenn Gomez                                                     229,590
         R. Jon and Kristin Lavender Kailey                              125,015
         Frank X. Helstab                                                131,535
         Newtek Ventures II, L.P.                                         76,729
         Dennis Wodarz                                                    25,190
         Michael S. Turico                                                17,390
         Douglas C. Hall                                                  17,390
         Donald L. Fairall, Jr.                                           13,590
                                                                          ------

         Total Common:                                                 3,136,429

                       B. Series A Preferred Stockholders
                       ----------------------------------

         Wasatch Venture Corporation                                     875,000
         Newtek Ventures II, L.P.                                        437,500
         John M. Holliman III                                             31,250
         Wayne Sorensen                                                   62,500
         Sundance Venture Partners, L.P.                                 562,500
                                                                         -------

         Total Series A Preferred:                                     1,968,750

Total Common/Preferred Outstanding:                                    5,101,179


---------------
         (1) Little has the right to vote 250,000 shares held by Layne and 250,000 shares held by Whittington.

                           C. Common Stock Options(2)
                           --------------------------


Name                      Type    Shares Optioned    Price Per Share   Vesting Schedule
----                      ----    ------ --------    ----- ---------   ----------------
Donald Fairall            ISO     54,380             $.10              2,000 shares vested 2/28/97 (were
                                                                       exercised on 4/8/97), 13,590 shares
                                                                       8/1/97 and 8/1/98; 13,600 shares on
                                                                       8/1/99 and 8/1/00

Mike Turico               ISO     79,580             $.10              2,000 shares vest immediately,
                                                                       19,390 on 8/1/97 and 8/1/98;
                                                                       19,400 shares on 8/1/99 and 8/1/00

Dennis Wodarz             ISO     100,770            $.10              2,000 shares vested 2/28/97 (were
                                                                       exercised 4/6/97), 25,190 8/1/97,
                                                                       8/1/98 and 8/1/99; 25,200 shares on
                                                                       8/1/00

Doug Hall                 ISO     79,580             $.10              2,000 shares vest immediately
                                                                       19,390 shares on 8/1/97 and 8/1/98;
                                                                       19,400 shares on 8/1/99 and 8/1/00

Newtek Ventures, II,      NQSO    54,806             $.10              10,962 shares vested on 9/1/96 (were
L.P.                                                                   exercised on 12/12/96); 10,962
                                                                       shares shall vest on 3/1/97  9/1/97,
                                                                       3/1/98, 9/1/98 and 10,958 on 3/1/99

Joseph Romano             NQSO     6,000             $.10              All vested 2/28/97

Charles E. Butler, Jr.    NQSO     6,000             $.10              All vested 2/28/97

Matt Stanton              ISO     50,000             $.10              10,000 shares shall vest on 7/9/97,
                                                                       7/9/98, 7/9/99, 7/9/00 and 7/9/01

Mark Gorchoff             ISO     45,000             $.10              9,000 shares shall vest on 1/15/98,
                                                                       1/15/99, 1/15/00, 1/15/01 and
                                                                       1/15/02

Total Common Options:          476,116

---------------
         (2) All of the options listed in this section are pursuant to the 1995 Equity Incentive Plan.

                               D. Common Warrants
                               ------------------

                               Shares               Price             Expiration
Name                           Under Warrant        Per Share         of Warrant
----                           -------------        ---------         ----------

Pickwick Group L.L.C.             229,500             $.80            9/15/05

Thomas Lescault                    76,500             $.80            10/25/05
                                    1,250             $.80            10/25/06

Terrance Morris                    38,250             $.80            10/25/05
                                      625             $.80            10/25/06

Douglas and Susan
  Greenwood                        76,500             $.80            10/25/05
                                    1,250             $.80            10/25/06

Pickwick Group L.L.C.              38,250             $.80            10/25/05
                                      625             $.80            10/25/06

Geoffrey Herter, M.D.              76,500             $.80            10/25/05
                                    1,250             $.80            10/25/06
                                  -------

Total Common Warrants             540,500

TOTAL COMMON OPTIONS AND WARRANTS: 1,016,616

                                  III. RESERVED

Type                           Number of Shares       For What Reserved
----                           ----------------       -----------------

Common                              603,178           1995 Equity Incentive Plan
Common                              540,500           Common Warrants
Common                            1,968,750           Series A Preferred Stock
                                  ---------
Total Common Reserved:            3,112,428

                                   IV. SUMMARY

Total Common Outstanding                             3,136,429
Total Preferred Outstanding                          1,968,750
         Total Outstanding                                             5,105,179

Total Warrants/Options Outstanding                                     1,016,616
                                                                       ---------

Total Common Outstanding - Fully Diluted(3)                            6,121,795

-----------------
         (3) Assumes exercise of all outstanding warrants and options and conversion of all outstanding preferred.

Schedule to Exhibit 4(l) - Form of April 1997 Amendment to Loan and Warrant Purchase Agreement.

                                                                          Shares Under
                                                                          ------------
                                                    Shares Under          Sandbox
                                                    ------------          -------
                                                    the Tracer            Warrant  -             Additional
                                                    ----------            ----------             ----------
                                                    Warrant               Postsplit and          Shares Issued
                                                    -------               -------------          -------------
                                   Amount           10/25/95  -           Post Dilution;         Under
                                   ------           -----------           --------------         -----
                                   Borrowed         $36 per share         $0.80 per share        Amended
                                   --------         -------------         ---------------        -------

Purchaser and Address              10/25/95         Exercise Price        Exercise Price         Warrant
----------------------             --------         --------------        --------------         -------
Thomas Lescault                     $10,000                  1,700                76,500           1,250
6708 East Ocotillo Rd.
Paradise Valley, AZ
85253
Terrance Morris                      $5,000                    850                38,250             625
200 Putnam, Suite 600
Marietta, OH 45750
Douglas and Susan                   $10,000                  1,700                76,500           1,250
Greenwood
172 Dan's Highway
New Canaan, CT 06840
Pickwick Group LLC                   $5,000                    850                38,250             625
172 Dan's Highway
New Canaan, CT 06840
Geoffrey Herter                     $10,000                  1,700                76,500           1,250
85 Church Street
Middletown, CT 06457

                                        5